Exhibit 99.9

CONSENT OF PROSPECTIVE DIRECTOR

I, A.K. Jones, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ A.K. JONES
A.K. Jones

Dated: September 1, 2005